UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

As a result of his promotion discussed under Item 5.02 below, the compensation arrangements of James H. Miller will change as described in that Item.

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 22, 2005, the Board of Directors of PPL Corporation ("PPL") elected James H. Miller, PPL?s current Executive Vice President and Chief Operating Officer, as President and Chief Operating Officer and a director of PPL, effective August 1, 2005. William F. Hecht, who has served as PPL?s president since 1991, will continue to serve as PPL?s chairman and chief executive officer.

In addition, the Board of Directors elected Craig A. Rogerson and Keith H. Williamson to the Board of Directors, effective September 1, 2005. Mr. Rogerson is the president and chief executive officer of Hercules Incorporated, a specialty chemical company headquartered in Wilmington, Delaware. Mr. Williamson is the president of the Capital Services Division of Pitney Bowes Inc., the commercial financing division of Pitney Bowes, headquartered in Stamford, Connecticut.

Mr. Miller will join the class of directors whose terms expire in April 2006, Mr. Rogerson will join the class of directors whose terms expire in April 2007, and Mr. Williamson will join the class of directors whose terms expire in April 2008. As a result of the election of Messrs. Miller, Rogerson and Williamson, there will be twelve members of PPL?s Board of Directors, nine of whom (including Messrs. Rogerson and Williamson) are independent, outside directors. The Board of Directors will consist of three classes: four directors whose terms expire in April 2006, four directors whose terms expire in April 2007 and four directors whose terms expire in April 2008. The Board committee assignments for Messrs. Rogerson and Williamson have not yet been determined. At this time, Mr. Miller is not expected to serve on any Board committees.

In connection with his promotion to President and Chief Operating Officer, Mr. Miller?s base salary for 2005 was increased from $630,000 to $750,000, and his award target for purposes of determining his short-term incentive cash award for 2005 performance was increased from 65% to 75% of his base salary.

Mr. Miller was already a "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K) of PPL prior to his promotion. The biographical information required under Item 401(b), (d) and (e) of Regulation S-K and the information required under Item 404(a) of Regulation S-K is included in Items 4 and 13 of PPL?s Annual Report on Form 10-K for the year ended December 31, 2004 (the "2004 10-K") on file with the Securities and Exchange Commission (the "SEC"), and information concerning Mr. Miller?s compensation arrangements with PPL (prior to the changes referenced above) is provided in PPL?s 2005 Notice of Annual Meeting and Proxy Statement on file with the SEC and Exhibit 10(gg) to the 2004 10-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel James E. Abel Vice President - Finance and Treasurer

Dated: July 27, 2005